UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2013

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed in the Current Report on Form 8-K filed by H&R Block, Inc. (the “Company”) on August 2, 2013, Susan P. Ehrlich, President, Financial Services, left the Company, effective August 2, 2013. On August 16, 2013, H&R Block Tax Group, Inc., a subsidiary of the Company, its parents, subsidiaries, affiliates and assigns, entered into a Severance and Release Agreement (the “Severance Agreement”) with Ms. Ehrlich. Under the terms of the Severance Agreement, Ms. Ehrlich will receive a lump sum cash payment in the amount of $680,000, less applicable deductions, as a severance payment under the applicable H&R Block, Inc. Executive Severance Plan (the “Plan”), plus a COBRA subsidy in the amount of $3,941, less applicable tax withholdings. Additionally, Ms. Ehrlich will be entitled to receive any award payable under the applicable short term incentive plan (“STI Plan”) for the Company's 2014 fiscal year based upon her actual performance and the Company's attainment of goals established under the STI Plan as determined by the Compensation Committee of the Company's Board of Directors, prorated to account for her actual period of service during such fiscal year. Under the terms of the Plan, Ms. Ehrlich is also entitled to vesting of a pro-rata portion of the awards of outstanding performance shares granted under the Company's 2003 Long-Term Executive Compensation Plan and under the 2013 Long Term Incentive Plan, in each case based on the achievement of performance goals during the applicable performance period. Ms. Ehrlich will also receive a maximum monthly allowance of $1,000 per month for outplacement services for up to 15 months. Under the terms of the Severance Agreement, Ms. Ehrlich agreed to two-year non-competition and non-solicitation provisions and provided the Company with a general release of claims.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the full text of the Severance Agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Severance and Release Agreement between H&R Block Tax Group, Inc. and Susan P. Ehrlich

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: August 20, 2013	By:/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

10.1	Severance and Release Agreement between H&R Block Tax Group, Inc. and Susan P. Ehrlich.